EXHIBIT 10.6

AMENDMENT AND WAIVER

This Amendment and Waiver (the “Amendment and Waiver”) is entered into by and between StockerYale, Inc., a Massachusetts corporation (the “Borrower”), and Smithfield Fiduciary LLC (“Smithfield”) and is effective as of July 13, 2005.

WHEREAS, the Borrower issued a Secured Convertible Note to Smithfield on June 10, 2004 in the aggregate principal amount of $500,000 (the “June 2004 Note”) payable on June 30. 2007 (the “June Note Maturity Date”);

WHEREAS, the Borrower issued a Secured Convertible Note to Smithfield in December 2004 in the aggregate principal amount of $500,000 (the “December 2004 Note”, together with the June 2004 Note, the “Notes”) payable on December 8, 2007 (the “December Note Maturity Date”);

WHEREAS, pursuant to Section 2.1 of each of the respective Notes, the Borrower is obligated to repay to Smithfield l/32nd of the principal amount (the “Monthly Principal Amount”) of each Note together with interest accrued thereon on the first business day of each consecutive calendar month starting 120 days following the date of each Note;

WHEREAS, the Borrower wishes to defer the payment of the Monthly Principal Amount due for the month of July 2005 until the respective maturity dates of each Note and Smithfield wishes to allow the Borrower to defer payment of the Monthly Principal Amount due for the month of July 2005 and to include such amount with the final payment due with respect to each Note on each Note’s Maturity Date;

WHEREAS, on or about the date hereof the Borrower is issuing (i) a warrant to Laurus Master Fund, Ltd. (the “Laurus Warrant”) to purchase 150,000 shares of the Borrower’s common stock (the “Common Stock”) for an exercise price of $0.80 per share, and (ii) a warrant (the “Smithfield Warrant”) to Smithfield to purchase 18,621 shares of Common Stock for an exercise price of $0.80 per share; and

WHEREAS, in connection with the issuance of the Laurus Warrant and the Smithfield Warrant, Smithfield wishes to waive the provisions of Section 3.7C of each of the respective Notes with respect to the adjustment of the conversion price set forth in each Note;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. DEFERRAL OF JULY 2005 PRINCIPAL PAYMENTS; WAIVER OF CONVERSION PRICE ADJUSTMENT.

1. June 2004 Note. Smithfield hereby agrees that the Monthly Principal Amount for July 2005 due from the Borrower to Smithfield under the June 2004 Note is hereby deferred until the June Note Maturity Date at which time the Monthly Principal Amount due in July 2005 shall be paid in full along with the final payment due on such date. Notwithstanding the foregoing, the Borrower shall be obligated to pay all of the Monthly Interest Amount (as defined in the June 2004 Note) when due.

2. December 2004 Note. Smithfield hereby agrees that the Monthly Principal Amount for July 2005 due from the Borrower to Smithfield under the December 2004 Note is hereby deferred until the December Note Maturity Date at which time the Monthly Principal Amount due in July 2005 shall be paid in full along with the final payment due on such date, Notwithstanding the foregoing, the Borrower shall be obligated to pay all of the Monthly Interest Amount (as defined in the December 2004 Note) when due.

3. Conversion Price. Smithfield hereby unconditionally and irrevocably waives the provisions of Section 3.7C of each of the respective Notes regarding the adjustment of the Conversion Price (as defined in each Note) as a result of the issuance of the Laurus Warrant and the Smithfield Warrant, and hereby agrees that the Conversion Price set forth in each of the Notes (as defined in each such Note) shall remain unaffected as a result of the issuance and sale of the Laurus Warrant and the Smithfield Warrant. This waiver relates exclusively to the issuance of the Laurus Warrant and the Smithfield Warrant and shall not apply to any subsequent issuances of any Common Stock or other securities by the Borrower.

II. MISCELLANEOUS.

1. No Other Amendments. Except as expressly set forth in this Amendment and Waiver, no other term or provision of any of the Notes is hereby amended or affected in any way, and the Notes shall remain in full force and effect after the date hereof.

2. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

3. Facsimile Signatures; Counterparts. This Amendment and Waiver may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date set forth in the first paragraph hereof.

STOCKERYALE, INC.

By:	/s/ Mark W. Blodgett
Mark W. Blodgett
President and CEO

SMITHFIELD FIDUCIARY LLC

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Authorized Signatory

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